EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into Indiana Energy, Inc.'s previously filed
Registration Statements File Nos. 33-45046, 33-56522,
33-57148, 33-55983 and 33-62439.




/s/Arthur Andersen LLP
Arthur Andersen LLP


Indianapolis, Indiana
December 17, 1997